UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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JONES SODA CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 - ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
REPORT OF AUDIT COMMITTEE
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 — ADVISORY VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY”)
PROPOSAL 4 — READOPTION OF 2011 EQUITY INCENTIVE PLAN.
SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
HOUSEHOLDING OF PROXIES
INTERNET VOTING
OTHER BUSINESS

66 S. Hanford St., Suite 150 Seattle, WA 98134	T 206-624-3357 F 206-624-6857 www.jonessoda.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 13, 2021

2:00 p.m.

To Jones Soda Co. Shareholders:

Notice is hereby given that the 2021 Annual Meeting of Shareholders of Jones Soda Co., a Washington corporation (the “Company”), will be held at 2:00 p.m. local time on Thursday, May 13, 2021 (the “Annual Meeting”). The Annual Meeting will be an entirely virtual meeting. That means you can attend the Annual Meeting online via a live webcast on the Internet, vote your shares electronically and submit questions during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2021. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location, and to support the health and well-being of our employees and shareholders due to the public health impact of the coronavirus pandemic (COVID-19). Only shareholders who owned stock at the close of business on the record date, March 18, 2021, are entitled to receive notice and to vote at the Annual Meeting, or any adjournments of the Annual Meeting that may take place. At the Annual Meeting, we will ask you to:

1. elect five directors nominated by our Board of Directors;

2. ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2021;

3. approve, by non-binding vote, the compensation paid to the Company’s Named Executive Officers;

4. approve the readoption of the Company's 2011 Equity Incentive Plan to extend the expiration date thereof from April 1, 2021 to April 1, 2023 and reserve an aggregate of 12,084,032 shares of common stock for issuance thereunder; and

5. transact such other business as may properly come before the meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY NOMINATED DIRECTORS DESCRIBED IN THE PROXY STATEMENT, “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AND “FOR” READOPTION OF THE 2011 EQUITY INCENTIVE PLAN.

Each of these items of business is more fully described in the Proxy Statement.

Internet Availability of Proxy Materials – In accordance with applicable Securities and Exchange Commission rules, we are making our proxy materials, including the Proxy Statement and the related proxy as well as our annual report to security holders (which is not a part of our proxy solicitation materials), available over the Internet at https://www.jonessoda.com/pages/sec. Please read the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held by Virtual Meeting on May 13, 2021 (the “Notice of Internet Availability”) and Proxy Statement for more information on this alternative, which we believe will allow us to provide shareholders with the information they need while lowering the costs of delivering the Proxy Statement and related materials and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors,

Eric Chastain
Chief Operating Officer and Corporate Secretary

Seattle, Washington

April 1, 2021

Please note that in order to attend and vote at the Annual Meeting via live webcast, shareholders will need to access the website at www.virtualshareholdermeeting.com/JSDA2021 and input the unique 16-digit control number assigned to such shareholder, as set forth on the shareholder’s proxy card or the Notice of Internet Availability.

IMPORTANT

We urge you to vote by telephone, by internet or by marking your vote on the proxy card, signing and dating the proxy card, and returning it to us in the envelope provided at your earliest convenience. Your vote will ensure the presence of a quorum at the Annual Meeting and will save us the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is provided for that purpose. Sending in your proxy will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option as described in the Proxy Statement. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

JONES SODA CO.

66 S. Hanford St., Suite 150

Seattle, WA 98134

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Jones Soda Co., a Washington corporation (the “Company”), to be voted at the 2021 Annual Meeting of Shareholders, or at any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at 2:00 p.m. (local time) on Thursday, May 13, 2021. The Annual Meeting will be an entirely virtual meeting. That means you can attend the Annual Meeting online via a live webcast on the Internet, vote your shares electronically and submit questions during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2021. The matters for consideration at the Annual Meeting are as set forth in the accompanying Notice of Annual Meeting of Shareholders.

We intend to mail the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held by Virtual Meeting on May 13, 2021 (the “Notice of Internet Availability”) on or about April 1, 2021, to all shareholders entitled to vote at the Annual Meeting. The Notice of Internet Availability contains instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”), including financial statements (which is not a part of our proxy solicitation materials). The Notice of Internet Availability also contains a unique 16-digit control number for each shareholder, to enable such shareholder to attend and vote at the virtual webcast of the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 13, 2021

The Proxy Statement and the 2020 Annual Report are available at:

http://www.jonessoda.com/pages/sec

YOUR VOTE IS VERY IMPORTANT. We urge you to vote and submit your proxy in order to ensure the presence of a quorum.

Registered holders may vote:

1. By Internet: go to www.proxyvote.com;

2. By toll-free telephone: call 1-800-690-6903; or

3. By mail: mark, sign, date and promptly mail the proxy card in the postage-paid envelope provided.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement.

Beneficial Shareholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Virtual Meeting

This year’s Annual Meeting will be an entirely virtual meeting of shareholders, which will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder as of the close of business on March 18, 2021 or if you hold a valid proxy for the Annual Meeting.

You will be able to participate in the Annual Meeting online, submit your questions and vote your shares electronically during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2021.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the Notice of Internet Availability.

The Annual Meeting webcast will begin promptly at 2:00 p.m. (Pacific Daylight Time) on Thursday, May 13, 2021. Online access will begin at 1:45 p.m. (Pacific Daylight Time), and we encourage you to access the Annual Meeting prior to the start time. You can submit questions electronically at the Annual Meeting during the webcast. During the live Q&A session of the Annual Meeting, members of our executive leadership team will be available to answer any questions you may have.

We will have technicians ready to assist you with any technical difficulties you may encounter accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Voting and Outstanding Shares

Only holders of record of our common stock at the close of business on March 18, 2021 are entitled to notice and to vote at the Annual Meeting. There were 64,385,806 shares of common stock issued and outstanding on that date. Shareholders are entitled to one vote for each share of common stock held on each matter to be voted upon at the Annual Meeting. If your shares are represented by a completed and signed proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any directions given, your shares will be voted in accordance with the recommendations of the Board of Directors.

We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the provided proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

If the Annual Meeting is adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been revoked or withdrawn, notwithstanding that they may have been voted on the same or any other matter at a previous meeting.

Quorum; Approval Requirements

Under our Amended and Restated Bylaws, the presence at the Annual Meeting, in person (virtually) or by proxy, of holders of record of at least 33 1/3 % of the outstanding shares of common stock constitutes a quorum at the Annual Meeting.

For Proposal 1, Election of Directors, directors are elected by a plurality of votes. Accordingly, the five nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected to the Board of Directors.

For Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm, this matter will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

For Proposal 3, Advisory Vote on Compensation Paid to our Named Executive Officers (the “Say on Pay” Proposal), this matter will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

For Proposal 4, Readoption of the Company’s 2011 Equity Incentive Plan, this matter will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Broadridge Financial Solutions, Inc., our registrar and transfer agent, will act as Inspector of Elections at the Annual Meeting and, in that capacity, will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes will have no impact on the votes relating to any of the proposals because they will not represent votes cast at the Annual Meeting for the purpose of voting on such proposals. However, abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. An abstention occurs when a shareholder withholds such shareholder’s vote by checking the “abstain” box on the proxy, or when a shareholder present at the Annual Meeting does not cast a ballot. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. However, brokers may exercise discretion to vote shares as to which instructions are not given with respect to Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm. Brokers may not exercise discretion to vote shares as to which instructions are not given with respect to Proposal 1, Election of Directors, Proposal 3, the Say on Pay Proposal, or Proposal 4, Readoption of the 2011 Equity Incentive Plan.

Solicitation of Proxies

Our Board of Directors is soliciting proxies pursuant to this Proxy Statement. Our Chief Executive Officer (“CEO”) and our Chairman of the Board of Directors are each named as proxies on the proxy card. We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of the Notice of Internet Availability and if requested, this Proxy Statement, the proxy card and any additional information furnished to shareholders. Copies of the Notice of Internet Availability will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the Notice of Internet Availability to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, email, facsimile or personal solicitation by our directors, officers or other regular employees, none of whom will be paid any additional compensation for such services.

Revocability of Proxies

Any shareholder who executes a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. It may be revoked by delivering to our Corporate Secretary, at or prior to the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date. Alternatively, it may be revoked by voting at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of five directors, all of which are standing for re-election. Each director elected at the Annual Meeting will hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal. Directors are elected by a plurality of the shares voted at the Annual Meeting.

Recent Changes in the Composition of the Board of Directors

On September 1, 2020, upon the recommendation of the Nominating Committee of the Board of Directors, Jamie Colbourne was appointed as a member of the Board of Directors to fill a vacancy. Subsequently, effective January 1, 2021, the Board of Directors approved the appointment of Mr. Colbourne as the Chairman of the Board of Directors, replacing Michael M. Fleming, who continues to serve on the Board of Directors.

On March 7, 2021, Jennifer Cue informed the Company that she was resigning from the Board of Directors effective immediately. Ms. Cue’s resignation was not the result of any disagreement between Ms. Cue and us, our management, the Board of Directors or any committee of the Board of Directors, or with respect to any matter relating to our operations, policies or practices.

Voting Arrangements

Pursuant to Section 2 of that certain Investor Rights Agreement dated July 11, 2019 (the “IRA”) entered into by us, Heavenly Rx Ltd. (“Heavenly Rx”) and certain of our shareholders, as described below in more detail under “Transactions with Related Persons,” we are required to nominate for election to the Board of Directors two directors designated by Heavenly Rx. Each of Paul Norman and Clive Sirkin are “Investor Designees” of Heavenly Rx, as defined in the IRA.   In addition, pursuant to the terms of the Note Purchase Agreement dated as of March 23, 2018 among us and the purchasers of the Convertible Notes (as defined below) (the “Note Purchase Agreement”), we are required to nominate for election to the Board of Directors two directors designated by Manatuck Hill Partners, LLC (“MHP”), one of the purchasers of a Convertible Note.  Currently, MHP has not designated any directors to be elected to the Board of Directors.

General

Our Bylaws currently authorize seven directors. Two seats currently remain vacant. Subject to the rights of MHP under the Note Purchase Agreement, the Nominating Committee and the Board of Directors have decided to leave the open director positions vacant at this time until qualified candidates have been identified.

Unless otherwise directed, the persons named as proxies in the provided proxy card will vote the proxies received by them for the five nominees named below. In the event that any nominee is unable or declines to serve as a director at or prior to the time of the Annual Meeting (an event that currently is not anticipated by management), the proxies will be voted for the election of another person nominated by the Nominating Committee. As there are five nominees, proxies may be voted for up to five persons.

The Board of Directors recommends a vote “FOR” each of the persons nominated by the Board of Directors.

Nominees

Set forth below is biographical information for each of the five nominees as director, each of whom currently serves on our Board of Directors.

Name	Position / Background	Age	Director Since
Jamie Colbourne

Mr. Colbourne served as our Interim Chief Executive Officer from April 6, 2020 until December 1, 2020 and has served as the Chairman of our Board of Directors since January 1, 2021. Prior to that, he was the Chief Executive Officer of Harry’s Fresh Foods, a position he held from July 2012 until it was sold in March 2019, and also served on its Board of Directors. Mr. Colbourne currently serves on the Board of Directors of Ellenos Real Greek Yogurt, Harbor Wholesale, and Bargreen Ellingson. He was the Chief Operating Officer of Charlie’s Produce from 2008 to 2012. From 2002 to 2008, Mr. Colbourne served as Chief Executive Officer and President of Litehouse Inc., and prior to that, he held positions at Tully’s Coffee, Specialty Frozen Foods, Haagen-Dazs, Pepsico/Seven-up Canada. Mr. Colbourne received a Bachelor of Commerce, Marketing and Finance from St. Mary’s University in Canada and received a Canadian Chartered Accounting designation in 1982. We believe Mr. Colbourne is qualified to serve on our Board of Directors because of his management expertise and experience in the food industry.

		62	September 2020
Jeffrey D. Anderson	Mr. Anderson has over 36 years of consumer products experience working for public and private companies in senior management positions. He has worked for Newell Companies, Quaker Oats, Caron International, and Eagle Industries. He served as CEO for 20 years and owned his own company Gerry Sportswear which he successful grew before selling. He is also owner of Farwest Properties Management a real estate investment company. Mr. Anderson currently serves on the Board of Harbor Foods, a large Pacific Northwest food service distributor. They supply retailer outlets like Subway and Taco Time. They also service over 2500 convenience stores and quick serve retailers. Mr. Anderson received a Bachelor of Business Administration and Master’s degree from the University of Iowa. Mr. Anderson has also had considerable M&A experience with over 40 acquisitions and some divestitures throughout his career. We believe Mr. Anderson is qualified to serve on our Board of Directors because of his management expertise and experience in the food industry.	73	August 2017
Michael M. Fleming

Mr. Fleming served as the Chairman of our Board of Directors from June 27, 2012 until January 1, 2021. Mr. Fleming is an attorney with the law firm Ryan, Swanson & Cleveland, PLLC specializing in real estate, dispute resolution, securities and environmental matters, a position he has held since January 2014. Mr. Fleming previously was an attorney with the law firm of Lane Powell PC from 2000 to 2013. Mr. Fleming served on the Board of Directors of Eastside Distilling, a spirits company, were he was a member of the Audit, Compensation and Nominating Committees, from August 2016 to August 2019. Mr. Fleming also served on the Board of Directors of S&W Seed Co., an agricultural products company, where he served as Chairman of the Audit and Compensation Committees from 2008 to 2017. Mr. Fleming has served on the Board of Directors of Big Brothers and Big Sisters of Puget Sound since 2002 and was Chairman of the Board of Directors for 2008-2009. He has also been the President and owner of Kidcentre, Inc., a company in the business of providing child care services in Seattle, Washington, since 1988. Since 1985, he has also been the President and owner of Fleming Investment Co., an investment company. Mr. Fleming holds a Bachelor of Arts degree from University of Washington and a law degree from the University of California, Hastings College of the Law. We believe Mr. Fleming is qualified to serve on our Board of Directors because his experience as President and owner of two businesses, his experience as a director of other public companies as well as his legal background contribute legal expertise in matters of business and securities law.

		72	April 1997
Paul Norman

Mr. Norman is a seasoned global operating executive that currently serves on the Board of Directors of Hearthside Food Solutions. Previously, from June 2019 through April 2020, Mr. Norman was chairman and CEO of Heavenly Rx, where he is focused on developing a long-term strategic direction and growing the company’s brand portfolio. Preceding his role at Heavenly Rx, Mr. Norman spent over 30 years at the Kellogg Company, a multinational food manufacturing company, and most recently served as President of the company’s North American operations from April 2015 to April 2018. During his multi-decade career at Kellogg, Norman led various transformation efforts through strategic portfolio innovation and management that resulted in long-term, profitable growth. Mr. Norman holds a bachelor’s degree in French studies from the University of Portsmouth, and previously was a Board member for the Grocery Manufacturers Association, where he served on the executive committee. We believe Mr. Norman is qualified to serve on our Board of Directors because of his branding, business strategy and marketing expertise and experience in the food industry. Mr. Norman is an “Investor Designee” of Heavenly Rx, as defined in the IRA, and was appointed to the Board of Directors in accordance with the terms and conditions of such agreement.

		56	August 2019
Clive Sirkin

Mr. Sirkin is a seasoned marketing executive who has held various executive roles in large multinational consumer packaged goods (CPG) companies. He was most recently the Chief Growth Officer for the Kellogg Company from January 2016 through February 2019. In this capacity he was a member of the company's Executive Committee and was responsible for R&D, innovation, sales, marketing, research and analytics and setting the category strategy for the company. Prior to Kellogg, Clive served as the Chief Marketing Officer of Kimberly-Clark from March 2012 to November 2015, overseeing all marketing across their B2B and B2C divisions. This followed a 16+ year career in advertising at Leo Burnett, where he served in various leadership capacities across multiple geographies culminating in being named Group Managing Director with responsibility for setting the global business strategy for the group. He served on the Global Executive Committee and the Board of the company. Mr. Sirkin currently serves on the Boards of Screendragon ltd., Fyllo tech, UCAN and 70 Faces Media. He holds a B. Comm. degree from the University of Witwatersrand in South Africa. We believe Mr. Sirkin is qualified to serve on our Board of Directors because of his marketing expertise and experience in the food industry. Mr. Sirkin is an “Investor Designee” of Heavenly Rx, as defined in the IRA, and was appointed to the Board of Directors in accordance with the terms and conditions of such agreement.

		57	August 2019

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board of Directors has determined that all of our five current directors, Messrs. Colbourne, Anderson, Fleming, Norman and Sirkin, are “independent directors” within the meaning of the listing standards of The Nasdaq Stock Market (“NASDAQ”). In making its independence determinations, the Board of Directors considered all relationships between any of the directors and the Company.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors selects the Chairman by consensus. Mr. Colbourne currently serves as the Chairman of the Board. The Board of Directors does not have a specific policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate, or if the roles are separate, whether the Chairman of the Board should be selected from the non-employee directors. Currently, these roles are separate and the Chairman is a non-employee director. The Board of Directors believes that it should have discretion to determine the most appropriate leadership structure within the Board of Directors from time to time.

The Board of Directors believes having an independent Chairman of the Board is the appropriate leadership structure for the Board of Directors at this particular time. The Board of Directors believes this structure ensures a greater role for the independent directors in the oversight of the Company, as well as their active participation in setting agendas and establishing priorities and procedures for the work of the Board of Directors. The Board of Directors also believes its administration of risk oversight, as discussed below, has not affected the Board's leadership structure.

The Board of Directors oversees the Company’s risk management process, while executive management oversees and manages risk on a day-to-day operational basis. The Board of Directors receives regular reports from executive management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. While the Board of Directors is ultimately responsible for risk oversight, each of the committees of the Board of Directors assists in fulfilling these oversight responsibilities. The Audit Committee oversees management of financial risks by identifying key areas of risk for the Company, reviewing management's policies, programs and policies to deal with risk, identifying members of management whose responsibility it is to manage risks and receiving reports from such persons. The Compensation Committee is responsible for overseeing the management of risks relating to corporate governance and the compensation of executives, employees and non-employee directors. The Nominating Committee manages risks associated with Board composition, including the independence of Board members. The Chair of the relevant Board committee reports on its discussions to the full Board of Directors, enabling the Board of Directors and its committees to coordinate the risk oversight roles.

Board Attendance

During 2020, the Board of Directors held nine meetings. Each director was in attendance at more than 75% of the meetings held of the Board of Directors and any committees on which he or she served during his or her tenure as a director in 2020. At each Board meeting, non-employee directors have the opportunity to, and regularly do, meet in executive session without members of management present.

We do not have a formal policy requiring director attendance at our annual meeting of shareholders; however, all directors are encouraged to attend. At the 2020 annual meeting of shareholders, all of our directors were in virtual attendance.

Board Meetings and Committees

Our Board of Directors has an Audit Committee, a Compensation and Governance Committee (the “Compensation Committee”) and a Nominating Committee. The membership of each committee as of March 18, 2021 is indicated below:

Director	Audit	Compensation and Governance	Nominating
Jeff Anderson	Chair	Chair	X
Jamie Colbourne			Chair
Clive Sirkin	X		X
Michael M. Fleming	X	X
Paul Norman		X

Audit Committee

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to our accounting, reporting, financial and internal control practices, and any related party transactions. Among its responsibilities, the Audit Committee: is responsible for selecting, retaining or replacing our independent auditors; reviews the scope, fees and result of their audit; reviews the independence of the auditors; reviews and approves any non-audit services and related fees; is informed of their significant audit findings and management's responses; reviews the adequacy of the Company’s accounting and financial personnel; reviews the Company’s financial reporting processes and internal controls over financial reporting and disclosure controls and procedures; and oversees legal and regulatory compliance matters, including reviewing and approving all significant related party transactions and potential conflict of interest situations. The Audit Committee reviews the quarterly and annual financial statements and recommends their acceptance to the Board of Directors. The Audit Committee also periodically reviews, in consultation with the Compensation Committee, the Company’s Code of Conduct and Code of Ethics, and establishes and reviews (a) procedures for receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters; and (b) procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed by the committee on a periodic basis, and by the Board of Directors as appropriate. A current copy of the charter is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.”

The Audit Committee is comprised of Messrs. Anderson (Chair), Fleming and Sirkin. The Board of Directors has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” director under applicable Securities and Exchange Commission (“SEC”) and NASDAQ rules. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. Further, no member of the Audit Committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years. The Board of Directors has designated Mr. Anderson as an “audit committee financial expert” as defined under applicable SEC rules and has determined that Mr. Anderson possesses the requisite “financial sophistication” under applicable NASDAQ rules. The Audit Committee held four meetings in 2020.

Compensation and Governance Committee

The Compensation Committee is comprised of Messrs. Anderson (Chair), Fleming, and Norman. The Board of Directors has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” and “non-employee” director under applicable NASDAQ and SEC rules and qualifies as an “outside director” pursuant to the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee makes recommendations to the Board of Directors regarding the Company’s general compensation policies as well as the compensation plans and specific compensation levels for its executive officers. The Compensation Committee held three meetings during 2020.

The Compensation Committee has a number of functions and responsibilities as delineated in its written charter, which is reviewed by the committee on an annual basis, and by the Board of Directors as appropriate. A current copy of the Compensation Committee charter is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.”

The primary functions of the Compensation Committee are to (i) assist the Board of Directors with its responsibilities relating to compensation of the Company's CEO and other executives, employees and directors who are not employees of the Company, (ii) advise the Board of Directors in connection with the Company’s retirement, welfare and other benefit plans, and (iii) develop, update, as necessary, and recommend to the Board of Directors corporate governance principles and policies applicable to the Company, and monitor compliance with such principles and policies. The Compensation Committee, when appropriate, may delegate authority to subcommittees and may delegate authority to one or more designated members of the committee, the Board of Directors or Company officers. Additionally, the Compensation Committee, in its sole discretion, may retain compensation consultants, independent counsel, accounting and other professionals without seeking approval of the Board of Directors with respect to the selection, fees or retention terms for these advisors. The Compensation Committee did not retain a compensation consultant in 2020.

Under its charter, the Compensation Committee establishes and annually reviews policies regarding executive compensation. With respect to our CEO, the Compensation Committee solicits input from the full Board of Directors and, based on that input, develops corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives and recommends to the Board of Directors the CEO’s compensation based on this evaluation and other relevant information. For other executive officers, the CEO provides the Compensation Committee a performance assessment and recommendation regarding performance goals and compensation. The Compensation Committee reviews this information and the recommendations, as well as other relevant information, and recommends the compensation of these officers on an annual basis to the Board of Directors for approval. With respect to equity grants, the Compensation Committee has the authority, without Board of Director approval, to approve all equity awards to employees and executive officers, although the Company’s general practice is to obtain Board approval of equity awards.

The CEO reports to the Compensation Committee periodically on the results of the evaluations of our executive officers (other than the CEO). In addition to the CEO’s involvement in setting individual performance goals, conducting evaluations and making compensation recommendations for other executive officers, our management team plays an active role in updating the Compensation Committee on the trends and challenges of hiring, retaining and competing for talent. The management team periodically suggests alternative forms of compensation or compensation strategies to assist the Compensation Committee in recommending to the Board of Directors compensation packages that will enable us to attract and retain key talent.

Under its charter, the Compensation Committee also reviews director compensation practices, including analysis of our practice in comparison to other companies, and recommends to the Board of Directors revisions to our director compensation program. In addition, the Compensation Committee develops, periodically reviews and recommends to the Board of Directors director and executive stock ownership guidelines, and provides oversight and recommendations to the Board of Directors regarding our tax-qualified and nonqualified benefit plans. In addition, the Compensation Committee develops and recommends to the Board of Directors procedures for selection of the Chairperson of the Board, and helps develop an annual meeting calendar for the Board of Directors. The Compensation Committee recommends to the Board of Directors, as appropriate, the number, type, functions and structure and independence of the committees of the Board of Directors, and helps determine procedures for selection of the CEO and assists with the development and maintenance of a succession plan. The Compensation Committee also periodically reviews, in consultation with the Audit Committee, the Company’s Code of Conduct and Code of Ethics, and consults with and supports the Audit Committee with respect to the establishment of (a) procedures for receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters; and (b) procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Compensation Committee also develops, reviews and recommends such other corporate governance policies and principles as it deems appropriate.

Nominating Committee

During 2020, the Nominating Committee was comprised of Messrs. Fleming (Chair), Anderson and Sirkin. In March 2021, the Board of Directors appointed Mr. Colbourne as the Chairman of the Nominating Committee, and Mr. Fleming stepped off of the Nominating Committee. The Board of Directors has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” director under applicable NASDAQ rules. The Nominating Committee held three meetings during 2020.

The Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed by the committee on an annual basis, and by the Board of Directors as appropriate. A current copy of the Nominating Committee charter is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.”

The primary functions of the Nominating Committee are to identify individuals qualified to become members of the Board of Directors and to approve and recommend to the Board of Directors director candidates for election to the Board of Directors, including the development of policies and procedures to assist in the performance of these responsibilities. In the event there is a vacancy on the Board of Directors, the Chair of the Nominating Committee will initiate the effort to identify appropriate director candidates.

The Nominating Committee also periodically reviews with the Board of Directors the appropriate size of the Board of Directors, any appropriate restrictions on Board service, such as term limits and retirement policy, recommends standards regarding the Company’s definition of “independence,” establishes performance criteria/expectations for director performance, and oversees the criteria and method for evaluating the effectiveness of the Board of Directors.

Director Nomination Process

As noted above, the Board of Directors has determined that director nomination responsibilities should be overseen by the Nominating Committee. One of the Nominating Committee’s goals is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. The Nominating Committee has recommended to the Board of Directors, and the Board of Directors has adopted, the Director Selection Guidelines set out in Exhibit A to the Nominating Committee charter, a copy of which is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.” In accordance with the Director Selection Guidelines, the Nominating Committee and the Board of Directors, as appropriate, will review the following considerations, among others, in their evaluation of candidates for Board nomination: personal and professional ethics; training, experience and ability in making and overseeing policy in business; commitment to fulfilling the duties of the Board of Directors; commitment to understanding the Company’s business; commitment to engaging in activities in the best interests of the Company; independence; diversity; industry knowledge and contacts; financial or accounting expertise; leadership qualities; public company board of director and committee experience; and other relevant qualifications. The Nominating Committee does not have a formal policy with respect to diversity; however, the Nominating Committee and the Board of Directors believe it essential to have directors representing diverse viewpoints. Accordingly, diversity is one factor considered by the Nominating Committee in evaluating overall Board of Directors composition and evaluating appropriate director candidates. We believe our current directors bring strong diversity of experiences to the Board of Directors as leaders in business, finance and legal affairs. Under the oversight of the Nominating Committee, the Board of Directors periodically reviews the composition of the Board of Directors and assesses the characteristics and critical skills required of prospective director candidates.

Other than consideration of the foregoing and applicable SEC and NASDAQ requirements, unless determined otherwise by the Nominating Committee, there are no stated minimum criteria, qualities or skills for director nominees. The Nominating Committee may also consider such other factors as it may deem are in the best interests of us and our shareholders. In addition, at least one member of the Board of Directors serving on the Audit Committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable NASDAQ and SEC rules, and a majority of the members of the Board of Directors should meet the definition of “independent director” under applicable NASDAQ rules.

The Nominating Committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. The Nominating Committee also takes into account an incumbent director’s performance as a Board member. If any member of the Board of Directors does not wish to continue in service, if the Nominating Committee decides not to re-nominate a member for reelection, if the Board of Directors decided to fill a director position that is currently vacant or if the Board of Directors decides to recommend that the size of the Board of Directors be increased, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria described above. Potential director candidates are referred to the Chair of the Nominating Committee for consideration by the Nominating Committee, which may then recommend the director candidate to the Board of Directors for its consideration, if deemed appropriate. If necessary or desirable in the opinion of the Nominating Committee, the Nominating Committee will determine appropriate means for seeking additional director candidates, including engagement of outside consultants to assist in the identification of director candidates. Upon the Nominating Committee’s recommendations, the Board of Directors recommends the director nominees to the shareholders for election.

The Nominating Committee will consider candidates recommended by shareholders in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Chair of the Nominating Committee, c/o the Corporate Secretary of the Company, providing the candidate's name, biographical data and other relevant information. Shareholders who intend to nominate a director for election at the 2022 Annual Meeting of Shareholders must provide advance written notice of such nomination to the Corporate Secretary of the Company in the manner described below under the heading “Shareholder Proposals For 2022 Annual Meeting.”

Shareholder Communication with the Board of Directors

Shareholders who wish to communicate with our Board of Directors or with a particular director can send correspondence to our Corporate Secretary, c/o Jones Soda Co., 66 S. Hanford St., Suite 150, Seattle, WA 98134. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a shareholder of Jones Soda Co., and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

Depending on the subject matter of the communication, management will do one of the following:

●	forward the communication to the director or directors to whom it is addressed;

●	attempt to handle the inquiry directly, for example where it is a request for information about Jones Soda Co. or it is a stock related matter; or

●	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors meeting, management will present a summary of all communications received since the last meeting that were not forwarded and shall make those communications available to the directors.

In addition, any person who desires to communicate any matter specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chair of the Audit Committee, c/o Corporate Secretary, Jones Soda Co., 66 S. Hanford St., Suite 150, Seattle, WA 98134. Communications addressed to the Audit Committee Chair may be submitted anonymously, in which event the envelope will not be opened for any purpose other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the Chair of our Audit Committee for his or her review and follow-up action as he or she deems appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 18, 2021 certain information regarding the beneficial ownership of our outstanding common stock by the following persons or groups:

●	each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock;

●	the Named Executive Officers identified in the Summary Compensation Table below;

●	each of our directors and director nominees; and

●	all of our directors and executive officers as a group.

As of March 18, 2021 there were 64,385,806 shares of common stock issued and outstanding. Unless otherwise indicated, each person's address is c/o Jones Soda Co., 66 S. Hanford St., Suite 150, Seattle, WA 98134.

Beneficial ownership is determined in accordance with SEC rules and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 18, 2021 are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated and subject to community property laws where applicable, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names.

	Beneficial Ownership of Common Stock (1)
Name and Address of Beneficial Owner	No. of Shares	Securities Currently Exercisable or Within 60 Days	Total Beneficial Ownership	Percent of Total
5% Owners
Heavenly Rx Ltd. (2)	16,852,879	—	16,852,879	26.2%
Executive Officers and Directors
Mark Murray, President and Chief Executive Officer	50,000	100,000	150,000	*
Eric Chastain, Chief Operating Officer and Corporate Secretary (3)	10,500	395,471	405,971	*
Jamie Colbourne, Director	—	—	—
Jeff Anderson, Director	200,301	120,228	320,529	*
Clive Sirkin, Director	1,519,036	80,645	1,599,681	2.5%
Michael M. Fleming, Director (4)	110,368	400,645	511,013	*
Paul Norman, Director	1,265,152	80,645	1,345,797	2.1%
Jennifer Cue, Former Chief Executive Officer(5)	2,406,360	738,545	3,144,905	4.8%
All current directors and executive officers as a group (8 persons) (6)	3,155,357	1,198,988	4,354,345	6.6%

* Less than one percent
(1) The table is based upon information supplied by such principal shareholders, executive officers and directors.
(2) According to a Schedule 13D filed on July 19, 2019 by Heavenly Rx and a Form 4 filed by Heavenly Rx on November 27, 2020, Heavenly Rx may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) 16,852,879 shares of common stock comprised of 13,000,000 shares of common stock owned directly by Heavenly Rx and 3,852,879 shares of common stock that Heavenly RX may be deemed to beneficially own as a result of entering into the IRA with us, Messrs. Fleming and Chastain and Ms. Cue (collectively, the “Shareholders”). Heavenly Rx previously held a warrant to purchase 15,000,000 shares of common stock which expired on July 11, 2020.
(3) On April 18, 2018, Mr. Chastain purchased a $10,000 convertible subordinated promissory note of the Company, which accrues interest at a rate of 6.0% per annum with a four-year team and a conversion rate of $0.32 per share. The conversion price is subject to anti-dilution adjustment on a broad-based, weighted average basis if we issue shares or equity-linked instruments at a conversion price below $0.32 per share. Mr. Chastain may convert all or part of such convertible note into shares of common stock of the Company at any time on or prior to the maturity date of the convertible note. As of March 18, 2021, Mr. Chastain has the ability to convert the note into 36,721 shares, which have been included in the amounts described above. In addition, according to a Schedule 13D filed on July 23, 2019, as a result of entering into the IRA, Mr. Chastain may be deemed to be a member of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, comprised of the Shareholders and Heavenly Rx. According to the Schedule 13D and note (2) above, the Shareholders believe that they and Heavenly Rx together as a “group” may be deemed to collectively beneficially own in the aggregate 16,852,879 shares of common stock. The Shareholders expressly disclaim beneficial ownership of any securities beneficially owned or acquired by Heavenly Rx, and each of the Shareholders expressly disclaims beneficial ownership of any securities beneficially owned or acquired by any other Shareholder.
(4) According to a Schedule 13D filed on July 23, 2019, as a result of entering into the IRA, Mr. Fleming may be deemed to be a member of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, comprised of the Shareholders and Heavenly Rx. According to the Schedule 13D and note (2) above, the Shareholders believe that they and Heavenly Rx together as a “group” may be deemed to collectively beneficially own in the aggregate 16,852,879 shares of common stock. The Shareholders expressly disclaim beneficial ownership of any securities beneficially owned or acquired by Heavenly Rx, and each of the Shareholders expressly disclaims beneficial ownership of any securities beneficially owned or acquired by any other Shareholder.

(5) On March 23, 2018, Ms. Cue purchased a $100,000 convertible subordinated promissory note of the Company, which accrues interest at a rate of 6.0% per annum with a four-year team and a conversion rate of $0.32 per share. The conversion price is subject to anti-dilution adjustment on a broad-based, weighted average basis if we issue shares or equity-linked instruments at a conversion price below $0.32 per share.  Ms. Cue may convert all or part of such convertible note into shares of common stock of the Company at any time on or prior to the maturity date of the convertible note. As of March 18, 2021, Ms. Cue has the ability to convert the note into 368,545 shares, which have been included in the amounts described above.  In addition, according to a Schedule 13D filed on July 23, 2019, as a result of entering into the IRA, Ms. Cue may be deemed to be a member of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, comprised of the Shareholders and Heavenly Rx.  According to the Schedule 13D and note (2) above, the Shareholders believe that they and Heavenly RX together as a “group” may be deemed to collectively beneficially own in the aggregate 16,852,879 shares of common stock. The Shareholders expressly disclaim beneficial ownership of any securities beneficially owned or acquired by Heavenly Rx, and each of the Shareholders expressly disclaims beneficial ownership of any securities beneficially owned or acquired by any other Shareholder.

(6) Consists of Messrs. Colbourne, Anderson, Fleming, Norman, Sirkin, Chastain, Murray, and Culp. See Notes (3) and (4) above.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Reporting Persons are also required by SEC regulations to furnish us with copies of all such ownership reports they file. SEC regulations also require the Company to identify in this Proxy Statement any Reporting Person who failed to file any such report on a timely basis.

Based solely on our review of the copies of such reports received or written communications from certain Reporting Persons we believe that all Reporting Persons filed all required Section 16(a) reports on a timely basis for fiscal year 2020, except as follows: Heavenly Rx filed a late report on Form 4 on November 27, 2020 related to its sale of 1,000,000 shares of common stock to each of Messrs. Sirkin and Norman on November 10, 2020.

Code of Ethics and Code of Conduct

We have a Code of Ethics that applies to our CEO and other senior financial officers, as well as a Code of Conduct applicable to all directors, officers and employees. A copy of each is posted on our website at www.jonessoda.com under the Investor Relations tab, under “Corporate Governance” and under the headings “Code of Ethics” and “Code of Conduct,” respectively. If we waive any material provision of our Code of Conduct or Code of Ethics for our CEO or senior financial officers or substantively change the codes, we will disclose that fact on our website within four business days.

EXECUTIVE OFFICERS

Our executive officers as of March 18, 2021 were as follows:

Name	Age	Position
Mark Murray	61	President and Chief Executive Officer
Eric Chastain	50	Chief Operating Officer and Corporate Secretary
Joe Culp	29	Controller, Principal Financial Officer, and Principal Accounting Officer

Mr. Murray was most recently the President of JGC Food Company (“JGC”), a position he held from 2017 to May 2019, and was previously the Vice President of Sales and Marketing of JGC from 2013 to 2017. He was the Vice President of Sales of Harry’s Fresh Foods from 2011 and 2013 and Vice President of National Accounts of Solo Cup Company from 2008 to 2011.  Previous to 2008, Mr. Murray held numerous other roles in sales and marketing, including a 22-year career with Kraft Foods. Mr. Murray received a Bachelor of Arts degree in Marketing, from Michigan State University.

Mr. Chastain was appointed as our Chief Operating Officer effective June 2014. He has been with the Company for nearly 19 years, and previously served as Vice President of Operations of the Company from May 2002 to June 2014. As Chief Operating Officer, Mr. Chastain is responsible for directing the operational aspects of our contract manufacturing, as well as purchasing, logistics, and product development. Additionally, Mr. Chastain leads the international business development for the Company. Prior to joining us, Mr. Chastain had several years of beverage manufacturing experience as Director of Operations. Mr. Chastain attended Washington State University and Central Washington University where he earned a Bachelor of Arts degree in Business Administration.

Mr. Culp was appointed as our Controller, Principal Financial Officer and Principal Accounting Officer effective March 8, 2021. He has served in various financial roles since joining us in January 2019. Previously, Mr. Culp served as a senior accountant in the audit department of Moss Adams LLP from 2014 to November 2018, performing audits for both public and private companies across various industries including manufacturing, public utilities, financial institutions, health care, and contractors. Mr. Culp received a Bachelor of Arts degree in Accounting and Master's in Accounting, both from Washington State University, and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2020 and 2019, all compensation awarded or paid by us to, or earned by, the following persons (the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total
Jennifer L. Cue	2020	$38,758	$—	$—	$137,314	(2)	$176,072
Former President and Chief Executive Officer	2019	112,475	—	—	7,800	(2)	$120,275
Eric Chastain	2020	129,422	2,000	11,000	1,800	(3)	144,222
Chief Operating Officer and Corporate Secretary	2019	116,134	—	—	1,800	(3)	117,934
Jamie Colbourne	2020	—	—	—	170,000	(4)	170,000
Former Interim Chief Executive Officer	2019	—	—	—	—		—
Mark Murray	2020	85,417	—	82,500	75,400	(5)	243,317
President and Chief Executive Officer	2019	—	—	—	—		—

____________

(1)

Represents the aggregate grant date fair value for awards granted, as applicable, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). See our 2020 Annual Report regarding the assumptions underlying the valuation of equity awards.

(2)	Ms. Cue resigned as our Chief Executive Officer, President and Acting Principal Financial Officer on April 6, 2020, and transitioned to providing consulting services to us pursuant to the Cue Consulting Agreement (as defined below). “All Other Consideration” consisted of a car allowance and cell phone allowance for Ms. Cue in 2019 and 2020, as well as consulting payments made to Ms. Cue during 2020 pursuant to the Cue Consulting Agreement.
(3)	Consisted of a car allowance and cell phone allowance for Mr. Chastain in 2019 and 2020.
(4)	Mr. Colbourne served as our Interim Chief Executive Officer from April 6, 2020 through December 1, 2020 pursuant to the Colbourne Consulting Agreement (as defined below) and as our Acting Principal Financial Officer from April 6, 2020 through March 8, 2021. “All Other Consideration” consisted of consulting payments to Mr. Colbourne during 2020, including payments made pursuant to the Colbourne Consulting Agreement.
(5)	Mr. Murray was appointed as our President effective September 1, 2020 and as our Chief Executive Officer as of December 1, 2020. “All Other Consideration” consisted of a car allowance and cell phone allowance for Mr. Murray in 2020, as well as consulting payments made to Mr. Murray during 2020 prior to his employment as our President in September 2020.

Narrative Disclosure to Summary Compensation Table

The following describes the material factors necessary to understand the compensation disclosed in the Summary Compensation Table.

Jennifer L. Cue.  Ms. Cue served as our Chief Executive Officer, President and, most recently, Acting Principal Financial Officer, pursuant to an employment agreement that was effective June 2012 prior to stepping down on April 6, 2020. Prior to April 6, 2020, Ms. Cue received an annual base salary of $165,000 (effective as of November 1, 2019) and based on the achievement of performance metrics established by the Compensation Committee of our Board of Directors, she was eligible for performance-based cash bonuses. No performance-based cash bonus was paid to Ms. Cue for 2020 or 2019.

Ms. Cue stepped down as our Chief Executive Officer, President and Acting Principal Financial Officer effective April 6, 2020. On that date, Ms. Cue transitioned to a consulting role for us and remained on our Board of Directors until her resignation from the Board of Directors on March 7, 2021. Pursuant to the terms of a consulting and separation agreement between us and Ms. Cue (the “Cue Consulting Agreement”), she was entitled to receive a consulting fee of $13,750 per month during the term of the Cue Consulting Agreement, which expires April 5, 2021.  In addition, we agreed to subsidize Ms. Cue’s COBRA costs during the term of the Cue Consulting Agreement, up to an amount equal to the costs that we pay for other employees with similar benefit elections.

Eric Chastain. Mr. Chastain has served as our Chief Operating Officer since June 2014 and as Corporate Secretary since December 2015. Mr. Chastain previously served as Vice President of Operations from 2002 until June 2014 when he was promoted to Chief Operating Officer. Effective as of December 17, 2020, Mr. Chastain currently receives an annual base salary of $165,000. In addition, Mr. Chastain may be eligible to receive an annual performance-based cash bonus based on us achieving certain net income targets, all subject to approval by the Compensation Committee. Other than the $2,000 cash bonus noted in the table above, no performance-based cash bonus was paid to Mr. Chastain for 2020 or 2019. In connection with his performance, in March 2020, we awarded to Mr. Chastain a stock option to purchase 50,000 shares of common stock, which option is subject to the terms and conditions of our 2011 Plan (as defined below), has an exercise price equal to $0.22 per share and vests as follows:  (i) 25% of such shares upon the first anniversary of the vesting commencement date and (ii) an additional 1/48th of such shares at the conclusion of each additional one-month period thereafter, in each case subject to Mr. Chastain’s continued employment with us. In addition, in connection with his performance, in March 2021, we awarded to Mr. Chastain a stock option to purchase 50,000 shares of common stock, which option is subject to the terms and conditions of our 2011 Plan, has an exercise price equal to $0.49 per share and vests as follows:  (i) 25% of such shares upon the first anniversary of the vesting commencement date and (ii) an additional 1/48th of such shares at the conclusion of each additional one-month period thereafter, in each case subject to Mr. Chastain’s continued employment with us. During 2020 and 2019, Mr. Chastain was paid a $150 per month cell phone allowance.

Jamie Colbourne. Mr. Colbourne was appointed as our Interim Chief Executive Officer and Acting Principal Financial Officer effective April 6, 2020. Pursuant to a consulting agreement with Mr. Colbourne dated April 1, 2020 (the “Colbourne Consulting Agreement”), Mr. Colbourne was entitled to receive a consulting fee of $25,000 per month through June 30, 2020. This agreement was extended through December 31, 2020 until it terminated on December 1, 2020 when Mr. Murray was appointed Chief Executive Officer. Mr. Colbourne’s monthly consulting fee was reduced to $10,000 during the months of September 2020 through November 2020. Mr. Colbourne was appointed to our Board of Directors on December 1, 2020 and Chairman of the Board of Directors effective January 1, 2021.

Mark Murray. Mr. Murray was appointed as our President effective September 1, 2020, and we and Mr. Murray entered into our standard employment letter agreement pursuant to which Mr. Murray served as President at an annual salary of $250,000. Effective December 1, 2020, we and Mr. Murray entered into an amended and restated employment letter agreement pursuant to which Mr. Murray serves as our Chief Executive Officer and President at an annual salary of $275,000.  Mr. Murray is eligible to earn an additional $100,000 for 2021 as a cash bonus pursuant to a bonus plan to be established by our Compensation Committee and approved by the Board of Directors, which bonus plan will be based on our 2021 performance.  In addition, Mr. Murray was granted non-qualified stock options subject to the terms and conditions of our 2011 Plan for the purchase of (i) 100,000 shares of the our common stock at an exercise price equal to $0.165 per share, which were immediately vested as of the date of grant, and (ii) 400,000 shares of our common stock at an exercise price equal to $0.165 per share, which vests as follows:  1/4th of the shares subject to the option shall vest on the one-year anniversary of the date of grant and an additional 1/48th of the shares subject to the option shall vest on a monthly basis thereafter for a period of 48 months (subject to Mr. Murray’s continuous service with us).

Outstanding Equity Awards at Fiscal Year-End 2020 Table

The following table presents information about outstanding equity awards held by each of the Named Executive Officers as of December 31, 2020.

		Option Awards
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Mark Murray(1)	11/3/2020	—	400,000	$0.17	3/6/2028
	11/3/2020	100,000	—	0.17	12/21/2025
Eric Chastain(2)	3/26/2020	—	50,000	0.22	3/26/2030
	3/6/2018	25,000	—	0.35	3/6/2028
	3/6/2018	18,750	6,250	0.35	3/6/2028
	12/8/2016	50,000	—	0.49	12/8/2026
	12/8/2016	50,000	—	0.49	12/8/2026
	11/18/2015	50,000	—	0.41	11/18/2025
	12/12/2013	50,000	—	0.47	12/12/2023
	1/24/2013	100,000	—	0.27	1/24/2023
	12/6/2012	15,000	—	0.31	12/6/2022
Jamie Colbourne(3)	12/2/2020	—	11,870	0.18	12/2/2030
Jennifer Cue(4)	3/6/2018	100,000	—	0.35	3/6/2028
	12/21/2015	250,000	—	0.41	12/21/2025
	12/13/2011	10,000	—	0.49	12/13/2021
	9/12/2011	10,000	—	0.83	9/12/2021

__________________

(1)

Mr. Murray's stock options vest as follows (in each case, subject to Mr. Murray’s continued service with the Company):

•400,000 stock option granted in November 2020 vests over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter; and

• 100,000 stock options granted in November 2020 was fully vested upon grant.

(2)

Mr. Chastain's stock options vest as follows (in each case, subject to Mr. Chastain’s continued service with the Company):

•2020 stock option granted in March 2020 vests over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

•2018 stock option granted in March 2018, 50% vests over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter; and 50% cliff vested in March 2019 after certain performance metrics were met;

•2016 stock option granted in December 2016 cliff vested in 2017 as certain quantitative performance metrics were met;

•2016 stock option granted in December 2016 vested over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

•2015 stock option granted in November 2015 vested over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

• 2013 stock option granted in December 2013 vested over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

• 2013 stock option granted in January 2013 vested and became exercisable at a rate of 1/24 each month and became fully exercisable on the two-year anniversary of the date of grant subject his continuous service; and

• 2012 stock option vested in full on the one-year anniversary of the date of grant.
(3)	Mr. Colbourne's stock options vest in full in December 2021 (subject to Mr. Colbourne’s continued service with the Company).
(4)

Ms. Cue's stock options vested as follows:

• 2018 stock option granted in March 2018 vested evenly over the next 8 quarters, with 12,500 vesting each quarter;

• 2015 stock option granted in December 2015 was fully vested upon grant; and

• 2011 stock option grants vested in full on the one-year anniversary from the respective date of grant.

Additional Narrative Disclosure

In addition, both our 2002 Equity Plan and our 2011 Plan provide for accelerated vesting of all unvested awards upon a corporate transaction, irrespective of the scheduled vesting date for these awards, unless the awards are assumed or substituted for by the successor company. For purposes of each plan, a “corporate transaction” means any of the following events:

2002 Equity Plan

●

Consummation of any merger or consolidation in which we are not the continuing or surviving corporation, or pursuant to which shares of our common stock are converted into cash, securities or other property and our shareholders (immediately prior to such merger or consolidation) own less than 50% of the outstanding voting securities of the surviving corporation after the merger or consolidation;

●	Consummation of any sale, lease, exchange or other transfer in one transaction, or a series of related transactions, of all or substantially all of our assets; or

●	Shareholder approval of any plan or proposal for our liquidation or dissolution.

2011 Plan:

●	Acquisition by a third party of beneficial ownership of 50% or more of the outstanding common stock or voting power of the Company, subject to certain exceptions;

●

A change in the composition of the Board of Directors during any 24-month period such that the individuals who, as of the beginning of such 24-month period, constitute the Board of Directors, cease for any reason to constitute at least a majority of the Board of Directors, subject to certain exceptions;

●	Consummation of a merger or consolidation of the Company with or into any other company;

●

Consummation of a statutory share exchange pursuant to which our outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of our outstanding voting securities; or

●	Consummation of a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of our assets.

Compensation Practices

We have evaluated the risks arising from our compensation policies and practices for our employees and concluded that such risks are not reasonably likely to have a material adverse effect on the Company. In this regard, the following factors, among others, were considered:

●	Compensation is in line with the Company’s business plan and discourages inappropriate risk-taking for short-term gains;

●

Long-term incentive compensation is primarily in the form of stock options that generally vest over multiple year periods, thereby aligning the interests of management and other key employees with the long-term interests of our shareholders;

●	Annual cash bonuses are discretionary and are not governed by a fixed formula; and
●	Sales commissions are not an element of our compensation practices for our Named Executive Officers or other senior management.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Compensation Committee and the Board of Directors consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level required of members of the Board of Directors.

In addition to cash and stock-based compensation, non-employee directors are reimbursed for their out-of-pocket expenses, in accordance with our reimbursement policies, incurred in attending meetings of the Board of Directors and committee meetings and conferences with our management. We also maintain liability insurance for all of our directors and executive officers.

2020 Cash Compensation

We pay cash compensation to our non-employee directors for their service on the Board of Directors and Board committees. Under our standard director compensation structure for 2020, each non-employee director received the following cash compensation for his or her service in 2020:

Position	Amount
Non-employee (NE) Director Annual Retainer (payable in quarterly payments)	$20,000
NE Director Board Meeting Attendance Fee (telephonic)	2,000 (500)
Chair of Board of Directors Annual Retainer	5,000
Chair of Audit Committee Annual Retainer	2,500
Chair of Compensation and Governance Committee Annual Retainer	1,000
Chair of Nominating Committee Annual Retainer	1,000
Audit Committee Member Annual Retainer	1,000
Compensation, Nominating, and Governance Committee Member Annual Retainer	500

Non-employee directors can elect to receive payment of all or any portion of their cash compensation in the form of shares of our fully vested common stock in lieu of cash. Our Compensation Committee has approved this practice since June 2010. No directors elected to receive shares in lieu of payment of all or any portion of their cash compensation during 2020.

2020 Equity Compensation

Commencing as of January 1, 2020, equity compensation for non-employee director service consists of the grant of an annual non-qualified stock option award that vests on the first anniversary of the date of grant (subject to the director’s continuing service as of such anniversary date), with the number of shares underlying such award determined by dividing $25,000 by the closing stock price (as quoted on the OTCQB marketplace) on the date of grant (which shall be the first trading day in January in each calendar year), and such stock option award shall have an exercise price equal to our closing stock price (as quoted on the OTCQB marketplace) on the date of grant. When joining our Board of Directors, each new non-employee director shall be granted a non-qualified stock option award that vests on the first anniversary of the date of grant (subject to the director’s continuing service as of such anniversary date), with the number of shares underlying such award determined by dividing $25,000 by our closing stock price on the first trading day following the date on which such director is appointed), prorated based on the date on which such director is appointed, and which stock option shall be granted as of the first trading day following the date on which such director was appointed, and shall have an exercise price equal to our closing stock price (as quoted on the OTCQB marketplace) on the date of grant.

2020 Director Compensation Table

The following table presents information about compensation earned by non-employee directors during 2020:

Name	Fees Earned ($)	Stock Option Awards ($)(1)	Total ($)
Jeff Anderson	$31,000	$25,000	$56,000
Clive Sirkin	28,000	25,000	53,000
Paul Norman	27,000	25,000	52,000
Michael Fleming	35,083	25,000	60,083
Jamie Colbourne (1)	2,583	2,083	4,667

(1)	For services as a non-employee director starting December 1, 2020.

____________

Stock Ownership Guidelines

In August 2007, the Board of Directors implemented stock ownership guidelines for its non-employee directors to further align their interests with those of shareholders. For non-employee directors, stock ownership guidelines are set at a value equal to three times their annual cash retainer and other Board fees paid to such director over the prior twelve months. Under these guidelines, new non-employee directors are encouraged to increase their ownership of our common stock to meet these ownership requirements within three years of becoming a director, and the required ownership level for existing directors is re-calculated as of June 30 of every third year. Shares that count toward these ownership guidelines include:

●	shares of common stock purchased on the open market;

●	common stock obtained and held through stock option exercises; and

●	vested restricted stock and in-the-money vested stock options.

Unvested restricted stock, unvested stock options and vested out of the money stock options do not count toward the ownership guidelines.

For so long as a director continues to serve on the Board of Directors, he or she may sell no more than 33% of his or her vested stock holdings in any one quarter. However, directors may sell enough shares to cover their income tax liability on vested grants. The Board of Directors may approve exceptions to these guidelines on a case-by-case basis.

As of the date of this Proxy Statement, all non-employee directors that have served on the Board of Directors for three years or more have met the ownership level under the stock ownership guidelines based on the ownership level established as of June 30, 2020.

TRANSACTIONS WITH RELATED PERSONS

From March 23, 2018 through April 18, 2018 we offered subscriptions and issued an aggregate principal amount of $2,920,000 of convertible notes (the “Convertible Notes”) to institutional and individual accredited investors. As of March 18, 2021, there was $971,265 in principal and accrued interest outstanding under the Convertible Notes.  Two of our Named Executive Officers (Jennifer Cue and Eric Chastain), our former Chief Financial Officer, and a former director were among the group of accredited investors who participated in the offering. Ms. Cue purchased a Convertible Note in the principal amount of $100,000 and Mr. Chastain purchased a Convertible Note in the principal amount of $10,000.  Max Schroedl, our former Chief Financial Officer, purchased a Convertible Note in the principal amount of $5,000, and Mr. Beach, a director who has since resigned, purchased a Convertible Note in the principal amount of $500,000 through a family investment company, Hawksbill Holdings, LLLP. All of these transactions were consummated pursuant to the terms of the Note Purchase Agreement and Registration Rights Agreement (collectively, the “Transaction Documents”).  As of March 18, 2021, there was an aggregate of $129,685 in principal and accrued interest outstanding under the Convertible Notes held by Ms. Cue and Mr. Chastain.

Each Convertible Note has a four-year term from the subscription date and bears interest at a rate of 6.0% per annum until maturity. The holders can convert all or part of each Convertible Note on or prior to the maturity date into a number of shares of the Company’s common stock, equal to the quotient obtained by dividing (i) the amount of the unpaid principal and interest on the Convertible Note by (ii) $0.32. The conversion price is subject to anti-dilution adjustment on a broad-based, weighted average basis if we issue shares or equity-linked instruments at a conversion price below $0.32 per share.

Pursuant to the terms of the Registration Rights Agreement, the Company was required to file a registration statement that covers the shares of common stock issuable upon conversion of the Convertible Notes within 30 days from the final closing of the sale of the Convertible Notes and not later than 60 days from the initial closing. The Company filed the registration statement covering these shares of common stock and such registration statement was declared effective in July 2018. In addition, pursuant to the terms of the Note Purchase Agreement, the Company is required to nominate for election to the Board of Directors two directors designated by MHP, one of the purchasers of a Convertible Note. Currently, MHP has not designated any directors to be elected to the Board of Directors.

The Board of Directors and the Audit Committee reviewed the terms of the Transaction Documents in accordance with the policies described below, and ratified and approved (a) the transactions contemplated under the terms of the Transaction Documents and (b) the purchase of such Convertible Notes by Ms. Cue and Messrs. Beach, Chastain and Schroedl.

On July 11, 2019, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Heavenly Rx pursuant to which the Company sold to Heavenly Rx in a private placement (the “Financing”): (a) 15,000,000 shares of the Company’s common stock and (b) a warrant to purchase up to an additional 15,000,000 shares of common stock (the “Warrant”).  The aggregate purchase price for the shares and the warrant was $9,000,000 in cash, which was paid to us at the closing of the purchase and sale on July 11, 2019. The Warrant expired on n July 11, 2020.

In connection with the Purchase Agreement, the Company, Heavenly Rx, two of our Named Executive Officers (Ms. Cue and Mr. Chastain), and Mr. Fleming, a member of our Board of Directors (collectively, the “Shareholders”) entered into the IRA.  Pursuant to the IRA, the Company and the Shareholders agreed to cause the Board of Directors to be set at seven (7) directors; Heavenly Rx has the right to designate two members of the Board of Directors as the Investor Designees,  (the “Investor Designees”); and the Shareholders have agreed to vote their shares of common stock in favor of the election of the Investor Designees.  For so long as any Investor Designees serve on the Board of Directors, the Company must obtain the approval of the Board of Directors, including all of the Investor Designees, before taking certain actions, such as amending the Company’s charter documents, offering to sell any new securities, creating any debt security, approving a change of control, changing the strategy or principal lines of business of the Company, liquidating or dissolving the Company or agreeing to make expenditures in excess of $1,000,000.  Heavenly Rx also has the right to appoint a nonvoting observer to attend all meetings of the Board of Directors. In addition, in the event that the Company proposes to offer any new securities (subject to certain standard exceptions), Heavenly Rx has a right of first offer to purchase such securities. Under the IRA, Heavenly Rx and the Shareholders agreed for a period of one year following the closing of the Financing that they would not sell or otherwise transfer any shares of common stock or other securities of the Company, subject to certain standard exceptions.  In addition, pursuant to the IRA, we granted to Heavenly Rx certain demand registration rights (after the expiration of the lock-up described in the preceding sentence) and piggyback registration rights with respect to the shares acquired in the Financing.  The Company has also agreed to maintain director and officer insurance so long as any Investor Designee serves on the Board of Directors.

In addition, in connection with the transactions contemplated by the Purchase Agreement, the Company and each of SOL Global Investments Corp., an Ontario corporation, of which Heavenly Rx is a portfolio company (“SOL”), and Heavenly Rx entered into Standstill Agreements pursuant to which SOL and Heavenly Rx, on behalf of themselves and each of their respective affiliates, agreed to not acquire, on the open market or otherwise, any loans, debt securities, equity securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets, subject to certain exceptions, including as described below.  SOL and Heavenly Rx also agreed, on behalf of themselves and each of their respective affiliates, to not make any proposal or offer to acquire the Company through any business combination, merger, tender offer, exchange offer, or similar transaction, acquire any of the Company’s securities or seek representation on the Board of Directors (other than the Investor Designees). Notwithstanding the foregoing, Heavenly Rx shall be permitted (as an exception to the restrictions described above) to acquire in the open market, from time to time and in the aggregate, up to such additional number of shares of common stock equal to 50% of the Warrant Shares that have been purchased upon exercise of the Warrant as of such time, and to exercise all of its rights, including its right of first offer, pursuant to the IRA, in full and without restriction; and SOL shall be permitted (as an exception to the restrictions described above) to acquire in the open market, from time to time and in the aggregate, up to such additional number of shares of common stock such that SOL’s aggregate ownership of common stock equals (but does not exceed) 9.99% of the Company’s outstanding common stock as of such time (on an outstanding basis and not on a fully diluted basis).  The restrictions set forth in the Standstill Agreements shall terminate and be of no further force or effect on July 11, 2021.

The Board of Directors and the Audit Committee reviewed the terms of the Financing in accordance with the policies described below, and ratified and approved the transactions contemplated under the terms of the Financing.

On March 20, 2020, the Company entered into a Partner Agreement (the “Partner Agreement”) with Torque Esports (“Torque”) pursuant to which the Company agreed to pay up to $80,000 to Torque in exchange for certain promotional and marketing rights. SOL, which currently holds approximately 38% of the outstanding stock of Heavenly RX, also holds 9.9% of the outstanding stock of Torque.

The Board of Directors and the Audit Committee reviewed the terms of the Partner Agreement in accordance with the policies described below, and ratified and approved the transactions contemplated under the terms of the Partner Agreement.

On April 6, 2020, the Company entered into the Cue Consulting Agreement with Ms. Cue, our former Chief Executive Officer, President, Acting Principal Financial Officer and director, and the Colbourne Consulting Agreement with Mr. Colbourne, our former Interim Chief Executive Officer and Acting Principal Financial Officer and current director, each as described above under “Executive Compensation - Narrative Disclosure to Summary Compensation Table.”

The Board of Directors and the Audit Committee reviewed the terms of the Cue Consulting Agreement and the Colbourne Consulting Agreement in accordance with the policies described below, and ratified and approved the terms thereof.

Except as described above, there were no transactions since January 1, 2019, nor are there any proposed transactions as of the date of this Proxy Statement, as to which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person has or will have a direct or indirect material interest other than the equity and other compensation, termination and other arrangements which are described above under the headings “Director Compensation” and “Executive Officer Compensation.”

The Board of Directors, upon the recommendation of the Audit Committee, has adopted a written policy for the review and approval or ratification of related person transactions. Under the policy, our directors and executive officers are expected to disclose to our principal financial officer (or, if the transaction involves the principal financial officer, to the CEO) (either, as applicable, the “Designated Officer”) the material facts of any transaction that could be considered a related person transaction promptly upon gaining knowledge of the transaction. For purposes of our policy, a related person transaction is generally defined as any transaction involving a related person as defined under Item 404(a) of Regulation S-K, the SEC's related person transaction disclosure rule, without regard to a dollar threshold for such transaction.

If the Designated Officer determines that the transaction is a related person transaction under our policy, the Designated Officer will notify the Chair of the Audit Committee and submit the transaction to the Audit Committee, which will review and determine whether to approve or ratify the transaction.

When determining whether to approve or ratify a related person transaction, the Audit Committee will review relevant facts regarding the related person transaction, including:

●	the extent of the related person's interest in the transaction;

●	whether the terms are comparable to those generally available in arm's-length transactions; and

●	whether the related person transaction is consistent with the best interests of the Company.

The related person involved in the related person transaction may participate in the approval/ratification process only to provide additional information as needed for the Audit Committee's review. If any related person transaction is not approved or ratified by the Audit Committee, the Audit Committee may take such action in respect of the transaction as it may deem necessary or desirable in the best interests of the Company and its shareholders. If any related person transaction is ongoing or is part of a series of transactions, the Audit Committee may establish guidelines as necessary to appropriately review the ongoing related person transaction. After initial approval/ratification of the transaction, the Audit Committee will review the related person transaction on a regular basis (at least annually).

The Audit Committee is authorized to administer our related person transactions policy, and may amend, modify and interpret the policy as it deems necessary or desirable. Any material amendments or modifications to the policy will be reported to the full Board of Directors at its next regularly scheduled meeting. In addition, the Audit Committee will conduct an annual review and assessment of the policy.

REPORT OF AUDIT COMMITTEE

The Audit Committee of our Board of Directors serves as the representative of the Board of Directors for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing our financial statements, our internal controls and our financial reporting process. Our independent registered public accounting firm (our “independent accountants”), BDO USA, LLP (“BDO”), was engaged on December 20, 2019 and is responsible for performing an independent audit of our consolidated financial statements, in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing their report. As described below, on November 1, 2019, Peterson Sullivan, LLP (“Peterson Sullivan”), our prior independent accountants, was acquired by BDO, and on December 20, 2019, through and with the approval of the Audit Committee, we appointed BDO as our independent accountants.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2020 with management and the independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountants the independent accountants' independence.

Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Jeffrey Anderson, Chair

Michael Fleming

Clive Sirkin

Policy for Approval of Audit and Permitted Non-Audit Services

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by our independent accountants for 2020 was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s charter requires that the Audit Committee review the scope and extent of audit services to be provided, including the engagement letter, prior to the annual audit, and review and pre-approve all audit fees to be charged by the independent accountants. In addition, the charter requires the Audit Committee to pre-approve all additional non-audit matters, if any, to be provided by the independent accountants.

Audit and Audit-Related Fees

The following table sets forth the aggregate fees billed by our current independent accountants, BDO, for professional services rendered in the fiscal years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees (1)	$122,778	$82,325
Audit-Related Fees (2)	—	—
Tax fees (3)	36,715	27,000
All Other Fees (4)	—	—

The following table sets forth the aggregate fees billed by our previous independent accountants, Peterson Sullivan, for professional services rendered in the fiscal years ended December 31, 2020 and 2019. Peterson Sullivan did not provide any services in 2020.

	2020	2019
Audit Fees (1)	$—	$57,300
Audit-Related Fees (2)	—	—
Tax fees (3)	—	—
All Other Fees (4)	—	—

_______

_____

(1)

“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements included in our reports on Form 10-Q, and audit services provided in connection with other statutory or regulatory filings, including without limitation, our Registration Statement on Form S-1 (previously on Form S-3).

(2)	“Audit-Related Fees” generally represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax Fees” generally represent fees for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” generally represents fees for products and services provided to the Company that are not otherwise reported in the table.

All the above services were pre-approved by the Audit Committee.

Changes in our Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm

As previously reported on a Current Report on Form 8-K filed by the Company on December 23, 2019 (the “Form 8-K”), on November 1, 2019, the partners and professional staff of Peterson Sullivan, which had been engaged as our independent accountants, joined BDO.  As a result of this transaction, Peterson Sullivan resigned as the Company's independent accountants on December 20, 2019. On December 20, 2019, following the resignation of Peterson Sullivan, the Company, through and with the approval of the Audit Committee, appointed BDO as our independent accountants.

Peterson Sullivan’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and 2017, contained an explanatory paragraph that raises substantial doubt about the Company’s ability to continue as a going concern. Other than the going concern matter, the reports of Peterson Sullivan on the financial statements of the Company for the fiscal years ended December 31, 2018 and 2017, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2018 and 2017, and through December 20, 2019, there were no disagreements between the Company and Peterson Sullivan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Peterson Sullivan, would have caused Peterson Sullivan to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the Company’s past fiscal years ended December 31, 2018 and 2017, and the interim period through December 20, 2019, Peterson Sullivan did not advise the Company of any of the matters specified in Item 304(a)(1)(v) of Regulation S-K.

The Company previously provided Peterson Sullivan and BDO with a copy of the above disclosure in this Proxy Statement in accordance with Item 304(a) of Regulation S-K prior to its filing with the SEC.   Neither Peterson Sullivan nor BDO presented the Company with a statement that it believes the statements are incorrect or incomplete.  In addition, the Company previously provided Peterson Sullivan with a copy of the disclosure in the Form 8-K and requested that it furnish the Company with a letter addressed to the SEC stating whether Peterson Sullivan agrees with the above statements and, if it did not agree, the respects in which it did not agree. A copy of the letter from Peterson Sullivan was filed as Exhibit 16.1 to the Form 8-K.

Engagement of Independent Registered Public Accounting Firm

As noted above, on December 20, 2019, through and with the approval of its Audit Committee, the Company appointed BDO as our independent accountants.  During the Company’s two most recently completed fiscal years through the date of BDO’s engagement by the Company, neither the Company nor anyone on behalf of the Company consulted with BDO regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO as our independent registered public accounting firm for the 2021 fiscal year and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Representatives of BDO are expected to be present (virtually) at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of BDO as our independent registered public accounting firm is not required. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Audit Committee is submitting the selection of BDO to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain BDO, and may continue to retain BDO or choose to retain another firm without resubmitting the matter to the shareholders. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and our shareholders.

The Board of Directors Recommends a Vote “FOR” Proposal 2

PROPOSAL 3 — ADVISORY VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY”)

We are asking shareholders to approve a non-binding advisory resolution (commonly referred to as a “say-on-pay” resolution) on our executive compensation as reported in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers.

We urge shareholders to read the Executive Compensation section above, including the Summary Compensation Table and the other related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers.

We believe that our executive compensation program provides balanced compensation elements, with goals of motivating and rewarding the efforts of our Named Executive Officers, while carefully managing our cash assets and compensation expense, and also aligning the long-term interests of the Named Executive Officers with the long-term interests of our shareholders.

For these reasons, the Board of Directors recommends a vote in favor of the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Jones Soda Co. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s Annual Meeting.

This advisory “say-on-pay” resolution is not binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Unless the Board of Directors modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2022 Annual Meeting of Shareholders.

The Board of Directors Recommends a Vote “FOR” Proposal 3

PROPOSAL 4 — READOPTION OF THE COMPANY’S 2011 EQUITY INCENTIVE PLAN TO EXTEND THE EXPIRATION DATE THEREOF FROM APRIL 1, 2021 TO APRIL 1, 2023 AND THE RESERVATION OF 12,084,032 SHARES OF COMMON STOCK FOR INSSUANCE THEREUNDER

The Board of Directors is seeking shareholder approval of the readoption of our 2011 Equity Incentive Plan (the “2011 Plan”) to extend the expiration date thereof from April 1, 2021 to April 1, 2023 and the reservation of 12, 084,032 shares of common stock for issuance thereunder. The Board approved the extension of the 2011 Plan on March 23, 2021, subject to shareholder approval at the Annual Meeting. We believe that the effective use of stock-based incentive compensation has been integral to our success in the past and is vital to our ability to achieve strong performance in the future.  Therefore, rather than allow the 2011 Plan to expire in accordance with its terms, the Board of Directors recommends an extension of the expiration date of the 2011 Plan from April 1, 2021 to April 1, 2023 to enable the Company to continue to issue equity compensation thereunder.

The following description of the 2011 Plan is a summary, does not purport to be a complete description of the 2011 Plan and is qualified in its entirety by the full text of the 2011 Plan. A copy of the 2011 Plan is attached to this proxy statement as Annex A is incorporated herein by reference. The 2011 Plan contains certain provisions that were meant to satisfy the provisions of Section 162(m) of the Code.  While these provisions remain in the 2011 Plan and are not being amended in connection with this proposal, given the recent revisions to Section 162(m) of the Code, we believe that such provisions do not constitute a material feature of the 2011 Plan.

Description of the 2011 Plan

Plan Benefits

No awards have been granted, and no specific plans have been made for the grant of future awards, out of the pool of shares of common stock to be reserved for issuance under the 2011 Plan. The amount and timing of awards granted under the 2011 Plan are determined in the sole discretion of the Compensation Committee and therefore cannot be determined in advance. The future awards that would be received under the 2011 Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

Purpose

The purpose of the 2011 Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its related companies by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

Administration

The 2011 Plan will continue to be administered by the Board or the Compensation and Governance Committee of the Board (including a subcommittee thereof), which must be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Code. The Board may delegate concurrent administration of the 2011 Plan to different committees consisting of two or more members of the Board or to one or more senior executive officers in accordance with the 2011 Plan’s terms. References to the “Committee” in this plan description are, as applicable, to the Board or the Compensation and Governance Committee, or other committee or officers authorized to administer the 2011 Plan.

The Committee is authorized to select the individuals to be granted awards, the types of awards to be granted, the number of shares to be subject to awards, and the other terms, conditions and provisions of such awards, as well as to interpret and administer the 2011 Plan and any award or agreement entered into under the 2011 Plan.

Eligibility

Awards may be granted under the 2011 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its related companies selected by the Committee.

Number of Shares

The number of shares of our common stock initially authorized for issuance under the 2011 Plan was 3,000,000 shares. The number of shares authorized under the 2011 Plan also may be increased each January 1st starting in 2012 by an amount equal to the least of (a) 1,300,000 shares, (b) 4.0% of our outstanding common stock as of the end of our immediately preceding fiscal year, and (c) a lesser amount determined by the Board, provided that the number of shares that may be granted pursuant to awards in a single year may not exceed 10% of our outstanding shares of common stock on a fully diluted basis as of the end of our immediately preceding fiscal year. The shares of our common stock issuable under the 2011 Plan will consist of authorized and unissued shares. In 2012, an increase in common stock occurred in the amount of 1,284,032 shares, and 1,300,000 share increases occurred in each of the following years: 2013, 2014, 2015, 2016, 2017, and 2020, which resulted in the aggregate number of shares of common stock reserved for issuance under the 2011 Plan being equal to 12,084,032 as of March 18, 2021, and the shareholders are being asked to approve the reservation of 12,084,032 shares of common stock for issuance under the 2011 Plan.

The following shares will again be available for issuance under the 2011 Plan:

•	shares subject to awards that lapse, expire, terminate or are canceled prior to the issuance of the underlying shares; and

•	shares subject to awards that are subsequently forfeited to or otherwise reacquired by us.

The following shares will not be available again for issuance under the 2011 Plan:

•	shares withheld by or tendered to us as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award; and

•	shares subject to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued.

Awards granted in assumption of or in substitution for awards previously granted by an acquired company will not reduce the number of shares authorized for issuance under the 2011 Plan.

If certain changes in our common stock occur by reason of a stock dividend, stock split, spin-off, recapitalization, merger, consolidation, statutory share exchange, combination or exchange of shares, distribution to shareholders other than a normal cash dividend or other change in our corporate or capital structure, the Committee will make proportional adjustments to (a) the maximum number and kind of securities available for issuance under the 2011 Plan, (b) the maximum number and kind of securities issuable as incentive stock options, (c) the maximum number and kind of securities issuable as “performance-based” compensation under Section 162(m) of the Code and (d) the number and kind of securities subject to any outstanding awards and the per share price of such securities.

The closing price of our common stock, as reported on the OTCQB on March 18, 2021, was $0.48 per share.

Types of Awards

The 2011 Plan permits the granting of any or all of the following types of awards:

Stock Options.  Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or nonqualified stock options. The Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of our common stock. At the time of grant, the Committee determines when stock options are exercisable and what the term of the stock options will be, except that the term cannot exceed ten years. If the stock option agreement does not provide otherwise, stock options will vest according to the schedule set forth in the 2011 Plan.

In the event of termination of service with the Company or a related company, a participant will be able to exercise his or her stock option for the period of time and on the terms and conditions determined by the Committee and stated in the stock option agreement. If the stock option agreement does not provide otherwise, stock options may be exercised in accordance with following:

•	Any portion of a stock option that is not vested and exercisable on the date of termination of service will expire on the date of termination of service.

•	Any portion of a stock option that is vested and exercisable on the date of termination of service will expire on the earlier of:

•	the date that is three months after termination of service, if termination of service is for reasons other than cause, retirement, disability or death;

•	the one-year anniversary of termination of service, if termination of service occurs by reason of retirement, disability or death; or

•	the expiration date of the stock option.

If a participant dies after his or her termination of service but while the stock option is otherwise exercisable, the portion of the stock option that is vested and exercisable on the date of termination of services will generally expire upon the earlier of the stock option expiration date and the one-year anniversary of the date of death. If a participant is terminated for cause, all stock options will generally automatically expire upon notification to the participant of the termination.

Stock Appreciation Rights (SARs).  The Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2011 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Committee in accordance with the procedures described above for stock options. Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot be more than ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

Stock Awards, Restricted Stock and Stock Units.  The Committee may grant awards of shares of common stock or awards designated in units of common stock. These awards may be made subject to repurchase or forfeiture restrictions at the Committee’s discretion. The restrictions may be based on continuous service with the Company or the achievement of specified performance criteria, as determined by the Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Committee.

Performance Awards.  The Committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of common stock. Performance units are units valued by reference to a designated amount of property other than shares of common stock. Performance shares and performance units may be payable upon the attainment of performance criteria and other terms and conditions as established by the Committee. Performance awards may be payable in stock, cash or other property, or a combination thereof.

Other Stock or Cash-Based Awards.  The Committee may grant other incentives payable in cash or in shares of common stock, subject to the terms of the 2011 Plan and any other terms and conditions determined by the Committee.

Award Limits

The maximum number of shares of common stock that may be granted subject to awards under the 2011 Plan (other than options or SARs) in a single calendar year may not exceed 500,000 shares.

No Repricing

Without shareholder approval, the Committee is not authorized to (a) lower the exercise or grant price of an option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2011 Plan, such as stock splits, (b) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or stock appreciation right, restricted stock or other equity award, unless the cancellation and exchange occur in connection with a merger, acquisition, spin-off or similar corporate transaction or (c) take any other action that is treated as a repricing under generally accepted accounting principles.

Change of Control

Effect of Change of Control.  Under the 2011 Plan, unless the Committee determines otherwise in the instrument evidencing an award or in a written employment, services or other agreement between a participant and the Company or a related company, in the event of a change of control:

•

All outstanding awards, other than performance shares and performance units, will become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, immediately prior to the change of control and such awards will terminate at the effective time of the change of control, except that with respect to a change of control that is a company transaction in which such awards could be converted, assumed, substituted for or replaced by the successor company, such awards will become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, only if and to the extent such awards are not converted, assumed, substituted for or replaced by the successor company. If and to the extent that the successor company converts, assumes, substitutes for or replaces an award, the vesting restrictions and/or forfeiture provisions applicable to such award will not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions will continue with respect to any shares of the successor company or other consideration that may be received with respect to such award.

•

All performance shares and performance units earned and outstanding as of the date of the change of control and for which the payout level has been determined will be payable in full in accordance with the payout schedule included in the instrument evidencing the award. Any remaining outstanding performance shares or performance units for which the payout level has not been determined will be prorated at the target payout level up to and including the date of the change of control and will be payable in accordance with the payout schedule provided in the instrument evidencing the award.

•	The Committee may in its discretion instead provide that a participant’s outstanding awards will terminate in exchange for a cash payment.

Definition of Change of Control and Company Transaction.  Unless the Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and the Company or a related company, a change of control of the Company generally means the occurrence of any of the following events:

•

an acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (generally excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or a related company, or an acquisition pursuant to certain related party transactions);

•

a change in the composition of the Board such that, during any 24-month period, the incumbent Board members cease to constitute at least a majority of the Board (not including directors whose election, or nomination for election by shareholders, was approved by a majority of the incumbent Board); or

•

consummation of a company transaction, which is generally defined as a merger, consolidation or statutory share exchange, a sale of at least 50% of the Company’s outstanding voting securities, or a sale, lease or other transfer of all or substantially all of the assets of the Company, unless (a) after such transaction the beneficial owners of our common stock and voting securities immediately prior to the transaction retain at least 50% of such common stock and voting securities of the company resulting from such transaction, (b) no person beneficially owns 33% or more of the then outstanding common stock or voting securities of the company resulting from such transaction, and (c) at least a majority of the board of directors of the company resulting from such transaction were incumbent directors of the Company prior to such transaction.

If we dissolve or liquidate, unless the Committee determines otherwise, outstanding awards will terminate immediately prior to such dissolution or liquidation.

Term, Termination and Amendment

Unless earlier terminated by the Board of Directors or the Compensation and Governance Committee, the 2011 Plan will terminate, and no further awards may be granted, ten years after the date on which the Board approved the 2011 Plan, or April 1, 2021, unless extended or amended. The Board of Directors has recommended that the shareholders approve an extension of the 2011 Plan from April 1, 2021 to April 1, 2023.  The Board of Directors or the Compensation and Governance Committee may amend, suspend or terminate the 2011 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, shareholder approval will be required for any amendment, and only the Board may amend the Plan if shareholder approval of the amendment is required. The amendment, suspension or termination of the 2011 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially adversely affect any rights under an outstanding award.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2011 Plan generally applicable to the Company and to participants in the 2011 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options.  A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options.  A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the stock option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of our common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights.  A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards.  Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares. When a participant sells the shares, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares plus the amount of taxable ordinary income recognized by the participant upon receipt of the shares.

Restricted Stock Awards.  A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided the election is properly made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of making the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Restricted Stock Units.  A participant generally will not recognize income at the time a restricted stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares the participant receives.

Performance Awards.  A participant generally will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant generally will recognize compensation taxable as ordinary income equal to the excess of (a) the amount of cash or the fair market value of any other property issued or paid to the participant pursuant to the terms of the award over (b) any amount paid by the participant with respect to the award.

Other Stock or Cash-Based Awards.  The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax Consequences to the Company.  In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 409A of the Code.  We intend that awards granted under the 2011 Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding.  We are authorized to deduct or withhold from any award granted or payment due under the 2011 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2011 Plan until all tax withholding obligations are satisfied.

The Board Of Directors Unanimously Recommends a Vote “FOR” Proposal 4

SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Shareholder Proposals

We currently intend to hold the 2022 Annual Meeting of Shareholders in May 2022. Eligible shareholders who wish to present proposals for action at the 2022 Annual Meeting of Shareholders in accordance with the SEC Rule 14a-8 for inclusion in our Proxy Statement must submit their proposals in writing to our Corporate Secretary, at 66 S. Hanford St., Suite 150, Seattle, WA 98134 no later than the close of business on December 2, 2021. As described in the rules of the SEC, simply submitting a proposal does not guarantee that it will be included.

In addition, as set forth in our Amended and Restated Bylaws, any shareholder who intends to present a proposal at the 2022 Annual Meeting (other than a director nomination) must deliver notice to the Secretary of the Company no later than 90 days and no earlier than 120 days before the first anniversary of the date of the prior year's annual meeting. This means that for the 2022 Annual Meeting, we must receive notice no earlier than January 13, 2022 and no later than February 12, 2022, or such proposal will be considered untimely. Section 2.6.2 of the Amended and Restated Bylaws also requires the shareholder to provide additional specified information regarding the business that the shareholder proposes to bring before the meeting.

In addition, shareholders who intend to nominate persons for election to the Board of Directors at the 2022 Annual Meeting of Shareholders must provide advance written notice of such nomination in the manner required by our Amended and Restated Bylaws. Written notice of nominations, complying with Section 2.6.1 of the Amended and Restated Bylaws, must be delivered or mailed by first class United States mail, postage pre-paid, to the Secretary of the Company not less than 14 days nor more than 50 days prior to the date of the 2022 Annual Meeting of Shareholders; provided, however, that if less than 21 days' notice of the meeting is given to the shareholders, such written notice shall be delivered or mailed, as prescribed above, to the Secretary of the company not later than 5:00 p.m. on the seventh day following the day on which notice of the meeting was mailed to the shareholders.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive, at no charge, at any time a separate copy of our annual report or proxy statement, by sending a written request to Jones Soda Co., 66 S. Hanford St., Suite 150, Seattle, WA 98134, Attention: Investor Relations or calling us at 206-624-3357.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Jones Soda Co., 66 S. Hanford St., Suite 150, Seattle, WA 98134, Attention: Investor Relations or calling us at 206-624-3357.

INTERNET VOTING

The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number to allow the shareholder to vote their shares and to confirm that their instructions have been properly recorded.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote the shares represented by the proxies on each of such matters, in accordance with their best judgment.

By Order of the Board of Directors,

Mark Murray
President and Chief Executive Officer

April 1, 2021

ANNEX A

JONES SODA CO.

2011 INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Jones Soda Co. 2011 Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1  Administration of the Plan

(a) The Plan shall be administered by the Board or the Compensation and Governance Committee (including a subcommittee thereof), which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

(b) Notwithstanding the foregoing, the Board may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation and Governance Committee or any other committee or any officer to whom authority has been delegated to administer the Plan.

3.2  Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms, conditions, restrictions and limitations, if any, of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (ix) delegate ministerial duties to such of the Company’s employees as it so determines; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Committee have the right, without shareholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 15.1; (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock or other equity award, unless the cancellation and exchange occur in connection with a merger, acquisition, spin-off or other similar corporate transaction; or (iii) take any other action that is treated as a repricing under generally accepted accounting principles.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation and Governance Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1  Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Common Stock available for issuance under the Plan shall be:

(a) 12,084,032  shares; plus

(b) an annual increase to be added as of the first day of the Company’s fiscal year beginning in 2012 equal to the least of (i) 1,300,000 shares, (ii) 4.0% of the outstanding Common Stock as of the end of the Company’s immediately preceding fiscal year, and (iii) a lesser amount determined by the Board; provided, however, that any shares from any such increases in previous years that are not actually issued shall continue to be available for issuance under the Plan, and provided further that the aggregate number of shares of Common Stock that may be granted pursuant to all Awards in a single fiscal year shall not exceed 10% of the Company’s outstanding shares of Common Stock on a fully diluted basis as of the end of the Company’s immediately preceding fiscal year.

Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2  Share Usage

(a) If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Notwithstanding the foregoing, any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall not become available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination and previously approved by the Acquired Entity’s shareholders, then, to the extent determined by the Board or the Compensation and Governance Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation or statutory share exchange is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding the other provisions in this Section 4.2 to the contrary, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

(e) Notwithstanding any other provision of the Plan to the contrary, and subject to adjustment as provided in Section 15.1, the maximum number of shares of Common Stock that may be granted subject to all Awards (other than Awards of Options or Stock Appreciation Rights) in a single calendar year shall not exceed 500,000 shares.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1  Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2  Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3  Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (a) be paid at the same time they are paid to other shareholders and (b) comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1  Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2  Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and shall not be less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3  Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date. For Incentive Stock Options, the maximum term shall comply with Section 422 of the Code.

7.4  Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Committee at any time:

Period of Participant’s Continuous
Employment or Service With the Company
or Its Related Companies from the Vesting	Portion of Total Option
Commencement Date	That Is Vested and Exercisable

After one year	25%
Each additional one-month period of continuous service completed thereafter	An additional 1/48th
After four years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5  Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f) such other consideration as the Committee may permit.

7.6  Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(i) if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii) if the Participant’s Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii) the Option Expiration Date.

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Committee determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provision of the Plan to the contrary, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1  Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) on the Grant Date may not be granted Incentive Stock Options.

8.2  Dollar Limitation

To the extent the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or, if different, the maximum limitation in effect at the time of grant under the Code), such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.

8.3  Ten Percent Shareholders

In the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations, such Option shall be granted with an exercise price per share not less than 110% of the Fair Market Value of the Common Stock on the Grant Date and with a maximum term of five years from the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1  Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2  Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3  Waiver of Restrictions

The Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1  Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2  Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to applicable securities laws, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3  Waiver of Restrictions

The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1  Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2  Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13. WITHHOLDING

The Company may require the Participant to pay to the Company or a Related Company, as applicable, the amount of (a) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company or a Related Company, as applicable, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15. ADJUSTMENTS

15.1  Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, statutory share exchange, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2(d); (iii) the maximum number and kind of securities issuable pursuant to Awards as set forth in Section 4.2(e); (iv) the maximum numbers and kind of securities set forth in Section 16.3; and (v) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change of Control shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2  Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3  Change of Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change of Control:

(a) All outstanding Awards, other than Performance Shares and Performance Units, shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change of Control and such Awards shall terminate at the effective time of the Change of Control; provided, however, that with respect to a Change of Control that is a Company Transaction in which such Awards could be converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed, substituted for or replaced by the Successor Company. If and to the extent that the Successor Company converts, assumes, substitutes for or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.

For the purposes of this Section 15.3(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b) All Performance Shares or Performance Units earned and outstanding as of the date the Change of Control is determined to have occurred and for which the payout level has been determined shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining outstanding Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Change of Control and shall be payable accordance with the payout schedule pursuant to the instrument evidencing the Award. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(c) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change of Control that is a Company Transaction that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(d) For the avoidance of doubt, nothing in this Section 15.3 requires all outstanding Awards to be treated similarly.

15.4  Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, a statutory share exchange, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

15.5  No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6  No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.

15.7  Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 16. CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1  Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any affiliate or business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”).

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, (viii) gains and losses on asset sales; and (ix) impairments. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

16.2  Adjustment of Awards

Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3  Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 1,000,000 shares of Common Stock for such Awards, except that the Company may make additional onetime grants of such Awards for up to 500,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 16 granted to any Covered Employee in any one calendar year is $1,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17. AMENDMENT AND TERMINATION

17.1  Amendment, Suspension or Termination

The Board or the Compensation and Governance Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2  Term of the Plan

Unless sooner terminated as provided herein, the Plan shall automatically terminate on the tenth anniversary of the earlier of (a) the date the Board adopts the Plan and (b) the date the shareholders approve the Plan. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

17.3  Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1  No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2  Issuance of Shares

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c) As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(d) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3  Indemnification

Each person who is or shall have been a member of the Board, the Compensation and Governance Committee, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4  No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5  Compliance with Laws and Regulations

(a) In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

(b) The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

18.6  Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7  No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8  Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9  Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10  Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

18.11  Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the shareholders of the Company. If the shareholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information, trade secrets or intellectual property, or conviction or confession (including a plea of no contest) of a crime punishable by law (except minor violations), or conduct that adversely affects the Company’s business or reputation, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation and Governance Committee, each of whose determination as to whether an action constitutes Cause shall be conclusive and binding.

“Change of Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the number of then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction;

(b) a change in the composition of the Board during any 24-month period such that the individuals who, as of the beginning of such 24-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the 24-month period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c) consummation of a Company Transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, no par value per share, of the Company.

“Company” means Jones Soda Co., a Washington corporation.

“Company Transaction,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company;

(b) a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets;

excluding, however, in each case, a transaction pursuant to which

(i) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation and Governance Committee” means the Compensation and Governance Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation and Governance Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Incumbent Board” has the meaning set forth in the definition of “Change of Control.”

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change of Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change of Control.”

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

“Plan” means the Jones Soda Co. 2011 Incentive Plan, as the same may be amended from time to time.

“Prior Plan” has the meaning set forth in Section 4.1(b).

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means a Stock Unit subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Section 409A” means Section 409A of the Code.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit,” including Restricted Stock Unit, means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation and Governance Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation and Governance Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

Your **Vote** Counts!

JONES SODA CO.

2021 Annual Meeting
Vote by May 12, 2021
11:59 PM ET

JONES SODA CO.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

D45581-P53181

You invested in JONES SODA CO. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 13, 2021.**

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Jamie Colbourne 02) Jeffrey D. Anderson 03) Michael M. Fleming 04) Clive Sirkin 05) Paul Norman	For
2. Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	For
3. A non-binding advisory resolution on our executive compensation as represented in the proxy statement ("say-on-pay").	For
4. Readoption of the Company's 2011 Equity Incentive Plan to extend the expiration date thereof from April 1, 2021 to April 1, 2023 and the reservation of an aggregate of 12,084,032 shares of common stock for issuance thereunder.	For

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

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